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                                                                   Exhibit 10.23

     THIS LEASE (the "Lease") is executed this 29th day of September, 2006, by and between 200 Precision Drive Investors, LLC, a Delaware limited liability company ("Landlord"), and Optium Corporation, a Delaware corporation ("Tenant").

                           ARTICLE 1  LEASE OF PREMISES

     Section 1.01   BASIC LEASE PROVISIONS AND DEFINITIONS.

     (a) Leased Premises (shown outlined on EXHIBIT A attached hereto): approximately 63,757 square feet of rentable space in the building commonly known as 200 Precision Drive, Horsham, Montgomery County, Pennsylvania (the "Building").

     (b)  Rentable Area: approximately 63,757 square feet.

     (c)  Tenant's Proportionate Share: 50.40%.

     (d)  Minimum Annual Rent:

          Year 1           $658,610
          Year 2           $690,488
          Year 3           $722,367

     (e)  Monthly Rental Installments:

          Months 1  - 12   $54,884
          Months 13 - 24   $57,541
          Months 25 - 36   $60,197

     (f)  Commencement Date: January 1, 2007.

     (g)  Lease Term: Three (3) years; subject to extension per Section 2.02.

     (h)  Security Deposit: $109,768.

     (i) Broker(s): CB Richard Ellis representing Landlord and Penns Grant Real Estate representing Tenant.

     (j) Permitted Use: General business office, production and assembly of electronic equipment.

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     (k)  Address for notices and payments are as follows:

     Landlord:                          200 Precision Drive Investors, LLC
                                        c/o High Street Equity Advisors, LLC
                                        265 Franklin Street
                                        Third Floor
                                        Boston, Massachusetts  20110
                                        Attn: Asset Management

     With Payments to:                  c/o Trammell Crow Services, Inc.
                                        Four Falls Corporate Center
                                        300 Conshohocken State Road
                                        Suite 250
                                        West Conshohocken, Pennsylvania 19428
                                        Attn:  Monica White

     Tenant (prior to occupancy):       Optium Corporation
                                        500 Horizon Drive
                                        Chalfont, Pennsylvania 18914

     Tenant (following occupancy):      Optium Corporation
                                        200 Precision Drive
                                        Horsham, Pennsylvania 19044

EXHIBITS
Exhibit A - Leased Premises
Exhibit B - Tenant's Improvements
Exhibit C - Intentionally Omitted
Exhibit D - Tenant Operations Inquiry Form
Exhibit E - Rules and Regulations

     Section 1.02 LEASE OF PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein, together with a non-exclusive right, in common with others, to use the following (collectively, the "Common Areas"): the areas of the Building and the underlying land and improvements thereto that are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others.

                          ARTICLE 2  TERM AND POSSESSION

     Section 2.01 TERM. The Commencement Date and Lease Term shall be as set forth in Sections 1.01(f) and 1.01(g) above.

     Section 2.02   EXTENSION TERM.

     (a) Tenant shall have the right, but not the obligation, to extend the Term of this Lease for one (1) additional period of three (3) consecutive years (the "Extension Term"); provided, (i) Tenant

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gives written notice of each election no earlier than fourteen (14) months and no later than nine (9) months prior to the proposed commencement of the Extension Term ("Tenant's Extension Notice"), and (ii) no Event of Default on the part of Tenant has occurred and then remains uncured under this Lease.

     (b) If Tenant validly exercises its right to extend the Term of this Lease for the Extension Term, Minimum Annual Rent shall be equal to the then-current "Fair Market Rent" for the Leased Premises.

     (c) "Fair Market Rent" means a new Minimum Annual Rental determined for occupancy commencing as of the first day of the Extension Term as reasonably determined by Landlord (and adjusted as described herein), taking into consideration the rental rates then being quoted by Landlord and other landlords for similar space in similar buildings in the area. Landlord's determination of the Fair Market Rent shall be stated in Landlord's notice to Tenant given within thirty (30) days after Landlord's receipt of Tenant's Extension Notice. Landlord's determination of Fair Market Rent shall be final and binding, unless Tenant notifies Landlord in writing within ten (10) business days after receipt of Landlord's notice that it disagrees with Landlord's determination of the Fair Market Rent. If the parties are unable to agree on the Fair Market Rent to be paid by Tenant after negotiating in good faith for ten (10) business days thereafter, then each party shall select one (1) appraiser who shall be a member of the American Institute of Real Estate Appraisers within ten (10) days after the parties shall fail to reach agreement (and if either party fails to make a selection within that period, the right to do so shall be deemed waived), and the two (2) appraisers shall then select a third (3rd) appraiser, again within a ten (10) day period, to comprise an appraiser panel. The panel shall then determine, within twenty (20) days after the selection of the third (3rd) appraiser, the then Fair Market Rent. In the event the appraisers are unable to agree upon the Fair Market Rent, the Fair Market Rent shall equal the average of the two (2) appraisals closest in amount. Each party shall pay the cost of its own appraiser and divide evenly the cost of the third (3rd) appraiser.

     Section 2.03 CONDITION OF THE LEASED PREMISES; LANDLORD PRE-OCCUPANCY COVENANTS.

     (a) AS IS CONDITION. Tenant has personally inspected the Leased Premises and accepts the same "AS IS" without representation or warranty by Landlord of any kind; provided that Landlord represents and warrants that to the best of its knowledge the Building, including without limitation it's roof and structure, walls, foundation and all systems (including heating, air conditioning and ventilation, sprinkler systems, plumbing and electrical), Leased Premises, Common Areas and the Property (as defined below) are in good condition and repair.

     (b) CONSTRUCTION OF TENANT IMPROVEMENTS. Tenant shall construct and install all leasehold improvements to the Leased Premises (collectively, the "Tenant Improvements") in accordance with EXHIBIT B attached hereto and made a part hereof.

     (c) LANDLORD COVENANTS. Prior to the Commencement Date Landlord shall construct and install a demising wall and related improvements for the Leased Premises as described in EXHIBIT C and repaint the "office" areas of the Leased Premises.

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     Section 2.04   SURRENDER OF THE PREMISES. Upon the expiration or earlier
termination of this Lease, Tenant shall, at its sole cost and expense, immediately (a) surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair, (b) remove from the Leased Premises (i) Tenant's Property (as defined in Section 8.01 below), (ii) all data and communications wiring and cabling (including above ceiling, below raised floors and behind walls) added by Tenant, and (iii) any alterations required to be removed pursuant to Section 7.03 below, and (c) repair any damage caused by any such removal and restore the Leased Premises to the condition existing upon the Commencement Date, reasonable wear and tear excepted (subject to any interim casualty, or condemnation). All of Tenant's Property that is not removed within ten (10) days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant's cost without incurring any liability to Tenant. This
Section 2.03 shall survive the expiration or any earlier termination of this Lease.

     Section 2.05 HOLDING OVER. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance at one hundred fifty percent (150%) of the Monthly Rental Installments and Annual Rental Adjustment (as hereinafter defined) for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, nor shall such acceptance create a month-to-month tenancy. In the event a month-to-month tenancy is created by operation of law, or by written agreement of the parties, either party shall have the right to terminate such month-to-month tenancy upon thirty (30) days' prior written notice to the other, whether or not said notice is given on the rent paying date. This Section 2.05 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.

                                 ARTICLE 3  RENT

     Section 3.01 BASE RENT. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments in advance, without demand, abatement, deduction or offset, on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installments for partial calendar months shall be prorated. Tenant shall pay to Landlord the first Monthly Rental Installment upon Tenant's execution and delivery of this Lease. Tenant shall be responsible for delivering the Monthly Rental Installments to the payment address set forth in Section 1.01(k) above in accordance with this Section 3.01.

     Section 3.02   ANNUAL RENTAL ADJUSTMENT DEFINITIONS.

     (a) "Annual Rental Adjustment" shall mean the amount of Tenant's Proportionate Share of Operating Expenses, Real Estate Taxes, and Insurance Premiums for a particular calendar year.

     (b) "Tenant's Proportionate Share of Operating Expenses, Real Estate Taxes and Insurance Premiums" shall mean an amount equal to (i) the product of Tenant's Proportionate Share times the Operating Expenses, plus (ii) the product of Tenant's Proportionate Share times the Real Estate Taxes, plus (iii) the product of Tenant's Proportionate Share times the Insurance Premiums.

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     (c)  "Operating Expenses" shall mean the amount of all of Landlord's costs and expenses paid or incurred in operating, repairing, replacing and maintaining the building and the Common Areas in good condition and repair for a particular calendar year (including all additional costs and expenses that Landlord reasonably determines that it would have paid or incurred during such year if the Building had been fully occupied), including by way of illustration and not limitation, the following: all insurance deductibles; water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease (or other tenants in the Building); painting; stormwater discharge fees; tools and supplies; repair costs; landscape maintenance costs; access patrols; license, permit and inspection fees; management fees; supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Building; maintenance, repair of the driveways, parking areas, curbs and sidewalk areas (including snow and ice removal), landscaped areas, drainage strips, sewer lines, exterior walls, foundation, structural frame, roof, gutters and lighting; and maintenance and repair costs, dues, fees and assessments incurred under any covenants or charged by any owners association. Notwithstanding anything herein to the contrary, the following shall not be included in the calculation of Operating Expenses:

                    (i) Wages, salaries or fringe benefits paid for any employee above the grade of building manager or the wages or indirect compensation of any employee to the extent such employee devotes his or her time to property other than the Building or the parcel(s) of real property on which the Building is located (the "Property");

                    (ii) Costs of repairs or other work necessitated by fire, windstorm, casualty or other insurable occurrence and costs of repairs or other work necessitated by the exercise of the power of eminent domain;

                    (iii) The costs of capital improvements or capital replacements, unless such improvements or replacements are (1) made for the purpose of causing the Building or Common Areas to comply with any laws not in existence and not in effect as of the date of this Lease, or (2) intended to improve the efficiency of the Building or to reduce Operating Expenses or utility costs, or (3) incurred to replace existing equipment and machinery necessary to the day to day operations of the Property which has outlived its useful life, or which are in lieu of needed repairs. The cost of any capital improvements or replacements shall be amortized over the useful life of the improvement (as reasonably determined by Landlord), and only the amortized portion shall be included in Operating Expenses;

                    (iv) The costs of leasing building systems equipment or other items that if purchased would not be permitted to be included in Operating Expenses pursuant to subsection (iii) above;

                    (v) Payments to any subsidiary or affiliate of Landlord in excess of the amount that would be paid for similar goods or services on an arms-length basis between unrelated third parties;

                    (vi) Management fees in excess of 5% of the gross rent, including all additional rent, for the Building;

                    (vii) Any costs of services or utilities used or consumed in premises leased or leasable to Tenants or occupants if Tenant's use or consumption of the applicable utility or service is separately metered or submetered;

                    (viii) Any increases in premiums for any insurance maintained by Landlord resulting from the extra-hazardous activities of Landlord or other tenants or occupants;

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                    (ix)     Leasing commissions, attorneys' fees, costs,
disbursements and other expenses incurred by Landlord or its agents in connection with negotiations for leases or other occupancy agreements, and similar costs incurred in connection with disputes with and/or enforcement of leases or other occupancy agreements;

                    (x) "Tenant allowances," "tenant concessions," workletters, and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for Tenants or other occupants, or vacant, leasable space, including space planning/interior architecture fees for same;

                    (xi) Payments of principal, finance charges, or interest on debt or amortization on any mortgage, deed of trust or other debt financing or refinancing, and rental payments (or increases in same) under any ground or underlying lease or leases;

                    (xii) Contributions to operating expense reserves and any bad debt loss, rent loss or other reserve for bad debt or rent loss;

                    (xiii) Any costs incurred to test, survey, clean up, contain, abate or remove any environmental or hazardous waste or materials, including without limitation, asbestos containing materials, from the Building, any other building in the Property or the Common Areas, or to remedy any breach or violation of any Environmental Laws, unless such costs are incurred in whole or in part by the acts or omissions Tenant or its agents, contractors or employees;

                    (xiv) Interest, fines or penalties for any late payments by Landlord not due to the act or neglect of Tenant or its agents, contractors or employees;

                    (xv) Legal fees, late charges and penalties incurred in connection with Landlord's noncompliance with or violation of law;

                    (xvi) Costs resulting from the negligence or willful misconduct of Landlord, its employees, agents and/or contractors and not reimbursed by insurance;

                    (xvii) Advertising and promotional expenses and costs associated with maintaining Landlord's corporate (or other entity) existence and other overhead and administrative costs of Landlord not directly incurred in the operation and maintenance of the Building or the Property;

                    (xviii) Costs incurred in connection with the making of repairs or replacements which are the obligation of any other tenant or occupant;

                    (xix) Political contributions or contributions to charitable organizations;

                    (xx) Costs or fees relating to the defense of Landlord's title to or interest in the Property, or any part thereof;

                    (xxi) Costs to comply with any governmental law, order, regulation or other legal requirement enacted prior to the date of this Lease and the costs of correcting any violation by Landlord of applicable building, health or fire codes or other applicable law relating to the Building or the Common Area;

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                    (xxii)   Depreciation or amortization of the Building or the
Property, or its components or the Common Areas;

                    (xxiii) Any costs in connection with an expansion of the rentable area of the Building or the Property or adding any new Building or Property amenities, or any costs incurred in connection with any additions to the Common Areas or the Property, including the purchase of additional land or other development rights;

                    (xxiv) The cost of any item or service for which Tenant separately reimburses Landlord or pays to third parties, or that Landlord provides selectively to one or more, but not all Tenants of the Building or the Property, other than Tenant, whether or not Landlord is reimbursed by such other tenant(s), including, without limitation, the actual cost of any special electrical, heating, ventilation or air conditioning required by any tenant that exceeds the standard for the Building;

                    (xxv) The cost of correcting defects in the construction in the Building or any other buildings in the Property, or any Common Areas; and

                    (xxvi) Any personal property taxes of Landlord for equipment or items not used directly in the operation or maintenance of the Building or the Common Areas.

     (d) "Real Estate Taxes" shall mean any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than transfer or documentary stamp, inheritance, personal income, capital gain, gift or estate taxes) imposed upon the Building or Common Areas, or against Landlord's business of leasing the Building, by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of the Real Estate Taxes.

     (e) "Insurance Premiums" shall mean insurance premiums for insurance coverage on the Building or Common Areas and shall include all fire and extended coverage insurance on the Building and all liability insurance coverage on the Common Areas of the Building, and the grounds, sidewalks, driveways and parking areas related thereto, together with such other insurance coverages, including, but not limited to, rent interruption insurance, as are from time to time obtained by Landlord, but excluding environmental remediation insurance unless such insurance is obtained due in whole or in part by an act or omission of Tenant.

     Section 3.03   PAYMENT OF ADDITIONAL RENT.

     (a) Any amount required to be paid by Tenant hereunder (in addition to Minimum Annual Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered "Additional Rent" payable in the same manner and upon the same terms and conditions as the Minimum Annual Rent reserved hereunder, except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Minimum Annual Rent.

     (b) In addition to the Minimum Annual Rent specified in this Lease, commencing as of the Commencement Date, Tenant shall pay to Landlord as Additional Rent for the Leased Premises, in each

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calendar year or partial calendar year during the Lease Term, an amount equal to the Annual Rental Adjustment for such calendar year. Landlord shall estimate the Annual Rental Adjustment annually, and written notice thereof shall be given to Tenant prior to the beginning of each calendar year. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment. Tenant shall be responsible for delivering the Additional Rent to the payment address set forth in Section 1.01(k) above in accordance with this Section 3.03. If Operating Expenses increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year. Within a reasonable time after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant (or refund if the Lease Term has expired), as the case may be, the difference between the actual Annual Rental Adjustment for the preceding calendar year and the estimated amount paid by Tenant during such year.

     (c) Upon Tenant's reasonable notice, given within ninety (90) days after Tenant's receipt of Landlord's statement for any calendar year during the Lease Term, Landlord shall make available for Tenant's and/or Tenant's agents' inspection and photocopying, during normal business hours, Landlord's records relating to Landlord's Operating Expenses for the period covered by any invoice or annual statement. If Tenant has not timely notified Landlord of Tenant's desire to inspect, Tenant shall be deemed to be satisfied with that statement from Landlord and the amounts Tenant is obligated to pay pursuant thereto. Should Tenant dispute any of Landlord's Operating Expenses, Tenant shall be entitled to audit Landlord's Operating Cost records for the calendar year in question. Should the audit determine that Tenant was over-charged, then, Landlord shall credit Tenant the amount of such over-charge toward the payments of Minimum Annual Rent and Additional Rent next coming due under the Lease; provided that if the Lease Term has expired, Landlord shall pay such amount to Tenant within thirty (30) days of invoice. Should the audit determine that Tenant has been under-charged, Tenant shall reimburse Landlord for such amount as Additional Rent next coming due under the Lease. Tenant agrees to pay the actual, reasonable, out-of-pocket cost of the audit, unless the audit determines that Landlord's calculation of Landlord's Operating Expenses was overstated by more than five percent (5%), in which case Landlord shall pay for the audit.

     Section 3.04 LATE CHARGES. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder. Therefore, without exercising any late payment or limiting Landlord's rights and remedies under this Lease, Tenant shall pay Landlord, upon demand, a late charge of 5% of any payment not made within five (5) days of its due date. In addition to such late charge and the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the lesser of the prime rate of interest, as reported in the Wall Street Journal (the "Prime Rate") plus three percent (3%) per annum and the maximum legal rate of interest.

                           ARTICLE 4  SECURITY DEPOSIT

     Upon execution and delivery of this Lease by Tenant, Tenant shall deposit the Security Deposit with Landlord as security for the performance by Tenant of all of Tenant's obligations contained in this Lease. In

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the event of a Default by Tenant, Landlord may at its option apply all or any part of the Security Deposit to cure all or any part of such Default; provided, however, that any such application by Landlord shall not be or be deemed to be an election of remedies by Landlord or considered or deemed to be liquidated damages. If so applied by Landlord, Tenant agrees promptly, upon demand, to deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this
Article 4 shall be without interest and may be commingled by Landlord. Promptly after the end of the Lease Term, provided that there is then no uncured Default or any repairs required to be made by Tenant pursuant to Section 2.03 above or
Section 7.03 below, Landlord shall return the Security Deposit to Tenant.

                           ARTICLE 5  OCCUPANCY AND USE

     Section 5.01 USE. Tenant shall use the Leased Premises for the Permitted Use and for no other purpose without the prior written consent of Landlord.

     Section 5.02   COVENANTS OF TENANT REGARDING USE.

     (a) Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including, without limitation, those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, Tenant's particular use or occupancy of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions, rules and regulations of Landlord, including without limitation the Building Rules and Regulations attached hereto as EXHIBIT E and made a part hereof, as may be modified from time to time by Landlord on reasonable notice to Tenant, provided that that such rules and regulations do not unreasonably interfere with Tenant's use and enjoyment of the Leased Premises for the Permitted Use. Landlord represents that Landlord has not received any notices of non-compliance with respect to any laws affecting the Leased Premises, the Building or the Common Areas. Notwithstanding the foregoing, Tenant shall have no obligation to correct any noncompliance of the Premises with applicable laws existing as of the Commencement Date.

     (b) Tenant shall not do or permit anything to be done in or about the Leased Premises that will in any way cause a nuisance, obstruct or interfere with the rights of other tenants or occupants of the Building or injure them. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of Landlord's directions, rules and regulations, but agrees that any enforcement thereof shall be done uniformly. Tenant shall not overload the floors of the Leased Premises. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand. Tenant shall not use the Leased Premises, nor allow the Leased Premises to be used, for any purpose or in any manner that would (i) invalidate any policy of insurance now or hereafter carried by Landlord on the Building, or (ii) increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any increase in premium charged.

     (c) Tenant shall complete a Tenant Operations Inquiry Form in substantially the form of EXHIBIT D attached hereto and made a part hereof.

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     Section 5.03   LANDLORD'S RIGHTS REGARDING USE. Without limiting any of
Landlord's rights specified elsewhere in this Lease (a) Landlord shall have the right at any time, without notice to Tenant, to control, change or otherwise alter the Common Areas in such manner as it deems necessary or proper and does not interfere with the permitted use of the Lease Premises, and (b) Landlord, its agents, employees and contractors and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times upon reasonable notice (except in the event of an emergency where no notice shall be required) for the purposes of examining or inspecting the same (including, without limitation, testing to confirm Tenant's compliance with this Lease), showing the same to prospective purchasers, mortgagees or tenants, and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an actual or constructive eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

                               ARTICLE 6  UTILITIES

     Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services (at rates that would have been payable if such utilities and services had been directly billed by the utilities or services providers without mark-up by Landlord) and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other Building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder or constitute an actual or constructive eviction of Tenant.

                 ARTICLE 7  REPAIRS, MAINTENANCE AND ALTERATIONS

     Section 7.01 REPAIR AND MAINTENANCE OF BUILDING. Landlord shall make all necessary repairs, replacements and maintenance to the roof, sprinkler systems, exterior walls, foundation, structural frame of the Building, any electrical systems, heating and air conditioning and plumbing systems and the parking (including snow plowing) and landscaped areas and other Common Areas. The cost of such repairs, replacements and maintenance shall be included in Operating Expenses to the extent provided in Section 3.02; provided however, to the extent any such repairs, replacements or maintenance are required because of the negligence, misuse or Default of Tenant, its employees, agents, contractors, customers or invitees, Landlord shall make such repairs at Tenant's sole expense.

     Section 7.02 REPAIR AND MAINTENANCE OF LEASED PREMISES. Tenant shall, at its own cost and expense, maintain the Leased Premises in good condition, regularly servicing and promptly making all repairs thereto, including but not limited to plate glass, floors, windows and doors, dock-doors, levelers, and trash compactors and shall be responsible for janitorial and pest control services.

     Section 7.03 ALTERATIONS. Tenant shall not permit alterations in or to the Leased Premises unless and until Landlord has approved the plans therefor in writing. If Landlord has notified Tenant in writing at the time of an alteration, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good

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and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute Landlord's consent to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien.

                        ARTICLE 8  INDEMNITY AND INSURANCE

     Section 8.01 RELEASE. All of Tenant's trade fixtures, merchandise, inventory and all other personal property in or about the Leased Premises, the Building or the Common Areas, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others claiming by, through or under Tenant located in or about the Leased Premises or Common Areas at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as "Tenant's Property"), shall be and remain at Tenant's sole risk. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord from (a) any and all liability for theft or damage to Tenant's Property, and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the Leased Premises, the Building or the Common Areas, except to the extent of personal injury (but not property loss or damage) caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this
Section 8.01 shall limit (or be deemed to limit) the waivers contained in
Section 8.06 below. In the event of any conflict between the provisions of
Section 8.06 below and this Section 8.01, the provisions of Section 8.06 shall prevail. This Section 8.01 shall survive the expiration or earlier termination of this Lease.

     Section 8.02 INDEMNIFICATION BY TENANT. Tenant shall protect, defend, indemnify and hold Landlord, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including without limitation reasonable attorneys' fees and expenses at the trial and appellate levels) to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant's agents, employees, contractors, customers or invitees in or about the Leased Premises, the Building or the Common Areas, (b) arising out of or relating to any of Tenant's Property, or (c) arising out of any other act or occurrence within the Leased Premises, in all such cases except to the extent of personal injury (but not property loss or damage) caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.02 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.02, the provisions of Section 8.06 shall prevail. This Section 8.02 shall survive the expiration or earlier termination of this Lease.

     Section 8.03 INDEMNIFICATION BY LANDLORD. Landlord shall protect, defend, indemnify and hold Tenant, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including without limitation reasonable attorneys' fees and expenses at the trial and appellate levels) to the extent arising out of or relating to negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors. Nothing contained in this Section 8.03 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.03,

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the provisions of Section 8.06 shall prevail. This Section 8.03 shall survive the expiration or earlier termination of this Lease.

     Section 8.04 TENANT'S INSURANCE. Tenant shall purchase, at its own expense, and keep in force at all times during the Lease Term the policies of insurance set forth below (collectively, "Tenant's Policies"). All Tenant's Policies shall (a) be issued by an insurance company with a Best's rating of A-or better and otherwise reasonably acceptable to Landlord and shall be licensed to do business in the state in which the Leased Premises is located; (b) provide that said insurance shall not be canceled or materially modified unless 30 days' prior written notice shall have been given to Landlord; (c) provide for deductible amounts that are reasonably acceptable to Landlord (and its lender, if applicable) and (d) otherwise be in such form, and include such coverages, as Landlord may reasonably require. The Tenant's Policies described in (i) and (ii) below shall (1) provide coverage on an occurrence basis; (2) name Landlord (and its lender, if applicable) as additional insured; (3) provide coverage, to the extent insurable, for the indemnity obligations of Tenant under this Lease; (4) contain a separation of insured parties provision; (5) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and
(6) provide coverage with no exclusion for a pollution incident arising from a hostile fire. All Tenant's Policies (or, at Landlord's option, Certificates of Insurance and applicable endorsements, including, without limitation, an "Additional Insured-Managers or Landlords of Premises" endorsement) shall be delivered to Landlord prior to the Commencement Date and renewals thereof shall be delivered to Landlord's notice addresses at least 30 days prior to the applicable expiration date of each Tenant's Policy. In the event that Tenant fails, at any time or from time to time, to comply with the requirements of the preceding sentence and such failure continues for 10 days following written notice thereof from Landlord, Landlord may (A) order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand, as Additional Rent or (B) impose on Tenant, as Additional Rent, a monthly delinquency fee, for each month during which Tenant fails to comply with the foregoing obligation, in an amount equal to five percent (5%) of the Monthly Rental Installments then in effect. Tenant shall give prompt notice to Landlord and Agent of any bodily injury, death, personal injury, advertising injury or property damage occurring in and about the Property.

     Tenant shall purchase and maintain, throughout the Term, a Tenant's Policy(ies) of: (i) commercial general or excess liability insurance, including personal injury and property damage, in the amount of not less than $2,000,000.00 per occurrence, and $5,000,000.00 annual general aggregate, per location; (ii) comprehensive automobile liability insurance covering Tenant against any personal injuries or deaths of persons and property damage based upon or arising out of the ownership, use, occupancy or maintenance of a motor vehicle at the Leased Premises and all areas appurtenant thereto in the amount of not less than $1,000,000, combined single limit; (iii) commercial property insurance covering Tenant's Property (at its full replacement cost); (iv) workers' compensation insurance per the applicable state statutes covering all employees of Tenant; (v) business interruption insurance with limits not less than an amount equal to one (1) year's rent due hereunder; and if Tenant handles, stores or utilizes Hazardous Substances in its business operations (other than customary office and manufacturing products), (vi) pollution legal liability insurance.

     Section 8.05 LANDLORD'S INSURANCE. During the Lease Term, Landlord shall maintain the following types of insurance (the cost of which shall be included in Operating Expenses): (a) a commercial property insurance policy covering the Building (at its full replacement cost), but excluding Tenant's personal property and any improvements or alterations made by Tenant; (b) commercial general public liability insurance covering Landlord for claims arising out of liability for bodily injury, death, personal injury, advertising injury and property damage occurring in and about the Building and otherwise resulting from any acts or omissions of Landlord, its agents and employees; (c) rent loss insurance; and (d) any other insurance coverage deemed appropriate by Landlord or required by Landlord's lender. All of the coverages described in (a) through
(d) shall be determined from time to

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time by Landlord, in its sole discretion. All insurance maintained by Landlord shall be in addition to and not in lieu of the insurance required to be maintained by the Tenant.

     Section 8.06 WAIVER OF SUBROGATION. Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Leased Premises, its contents, or other portions of the Building or Common Areas arising from any risk which is covered or required to be covered by the insurance maintained by the waiving party pursuant to this Lease. The special form coverage insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable.

                               ARTICLE 9  CASUALTY

     In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same; provided, however, Landlord's obligation hereunder with respect to the Leased Premises shall be limited to the reconstruction of such of the leasehold improvements as were originally in place at the time of the Commencement Date or required to be made by Landlord pursuant to Section 2.02 above, if any. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (a) so destroyed that they cannot be repaired or rebuilt within two hundred ten (210) days from the casualty date; or (b) destroyed by a casualty that is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (a) casualty, either Landlord or Tenant may, or, in the case in the case of a clause (b) casualty, then Landlord may, upon thirty (30) days' written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph.

     Notwithstanding anything in this Lease to the contrary, if (i) the Leased Premises is damaged or destroyed during the last twelve (12) months of the Term; or (ii) Landlord fails to substantially complete its repair or restoration obligations within two hundred ten (210) days following the date of such casualty, then Tenant may terminate the Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the casualty with respect to (i) above, or, with respect to (ii) above, at any time after the expiration of the applicable time period giving rise to Tenant's right to terminate, provided, that Tenant's notice of termination shall be deemed null and void if Landlord substantially completes the Leased Premises within sixty
(60) days following receipt of Tenant's termination notice.

                            ARTICLE 10  EMINENT DOMAIN

     If all or any substantial part of the Building or Common Areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use for the Permitted Use, Tenant may terminate this Lease by giving written notice to Landlord as of the date possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages and the unamortized value or any leasehold improvements.

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                       ARTICLE 11  ASSIGNMENT AND SUBLEASE

     Section 11.01  ASSIGNMENT AND SUBLEASE.

     (a) Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent. In the event of any assignment or subletting, Tenant shall remain primarily liable hereunder. In addition, in the event of any assignment of the Lease or the subletting or more than twenty percent (20%) of the rentable square feet of the Leased Premises, any renewal, extension, expansion, rights of first offer, rights of first refusal or other rights or options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord's consent to any subsequent assignment or sublease.

     (b) By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed assignment or sublease if in Landlord's opinion (i) the Leased Premises are or may be in any way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder, or (iv) the prospective assignee or subtenant is a current tenant at the Building or is a bona-fide third-party prospective tenant. Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is advertised to the general public (not including being offered and available through a broker of Tenant) to be less than the then current rent for similar premises in the Building.

     (c) If Tenant shall make any assignment or sublease, with Landlord's consent, for a rental in excess of the rent payable under this Lease after deducting Tenant's reasonable out of pocket costs to procure and execute such assignment or sublease, Tenant shall pay to Landlord fifty percent (50%) of any such excess rental upon receipt. Tenant agrees to reimburse Landlord upon demand for Landlord's reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises, whether or not Landlord consents thereto.

     Section 11.02 PERMITTED TRANSFER. Notwithstanding anything to the contrary contained in Section 11.01 above, Tenant shall have the right, without Landlord's consent, but upon not less than ten (10) days' prior notice to Landlord, to (a) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (b) assign all or any part of this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant's stock, assets or property; or (c) effectuate any public offering of Tenant's stock on the New York Stock Exchange or in the NASDAQ over the counter market, provided that in the event of a transfer pursuant to clause (b), the tangible net worth of Tenant's successor entity after any such transaction (on a pro forma basis) is not less than the tangible net worth of Tenant as of the date hereof and provided further that such successor entity assumes all of the obligations and liabilities of Tenant (any such entity hereinafter referred to as a "Permitted Transferee"). For the purpose of this Article 11 (i) "control" shall mean

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ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity, and (ii) "tangible net worth" shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Any such transfer shall not relieve Tenant of its obligations under this Lease. Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder. Any change in control of Tenant resulting from a merger, consolidation, or a transfer of partnership or membership interests, a stock transfer, or any sale of substantially all of the assets of Tenant (other than as the result of transfers of any of Tenant's publicly-traded stock) that do not meet the requirements of this Section 11.02 shall be deemed an assignment or transfer that requires Landlord's prior written consent pursuant to Section 11.01 above.

                        ARTICLE 12  TRANSFERS BY LANDLORD

     Section 12.01 SALE OF THE BUILDING. Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance.

     Section 12.02 ESTOPPEL CERTIFICATE. Within ten (10) days following receipt of a written request from Landlord or Tenant, Tenant or Landlord, as applicable, shall execute and deliver to the other party, without cost to the other party, an estoppel certificate in such form as the other party may reasonably request certifying (a) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (b) the date to which rent has been paid, (c) that there are not, to the non-requesting party's knowledge, any uncured Defaults or specifying such Defaults if any are claimed, and (d) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Tenant, Landlord and by any purchaser or mortgagee of the Building or any party to a strategic transaction with Tenant.

     Section 12.03 SUBORDINATION. This Lease shall be automatically subordinate to any mortgage, deed to secure debt, ground lease, deed of trust or other instrument in the nature thereof, and any amendments or modifications thereto (collectively, a "Mortgage") presently existing or hereafter encumbering the Building without the need for any further act by any party. However, within ten
(10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument that Landlord deems reasonably necessary or desirable to confirm the subordination of this Lease ; provided, however, that the subordination of this Lease to any mortgage or ground lease entered into after the date of this Lease shall be upon the express condition that so long as Tenant is not in default of the Lease beyond applicable notice and cure periods, Tenant's possession and enjoyment of the Leased Premises and Tenant's rights under the Lease shall not be disturbed or interfered with in the event of a foreclosure of such Mortgage or the exercise of any rights thereunder. Within 30 days of the execution of this Lease, Landlord agrees to use reasonable efforts to obtain and deliver to Tenant a subordination, non-disturbance and attornment agreement from its current lender for the benefit of Tenant in a form reasonably acceptable to Tenant and such lender.

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                          ARTICLE 13  DEFAULT AND REMEDY

     Section 13.01 DEFAULT. The occurrence of any of the following shall be a "Default":

     (a) Tenant fails to pay any Monthly Rental Installments or Additional Rent within five (5) days after Tenant has received written notice of the delinquent payment from or on behalf of Landlord; provided, however, Landlord need not give any such written notice for non-payment more than twice in any twelve (12) month period; for the balance of such twelve (12) month period a Default shall have occurred if a payment of any Base Rent is more than five (5) days past due, with or without notice from Landlord.

     (b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Landlord; provided, however, that if the nature of Tenant's Default is such that more than thirty (30) days are reasonably required to cure, then Tenant shall have such additional time to cure such Default as is reasonably necessary under the circumstances in question, provided that Tenant commences such curative efforts as soon as is reasonably practical within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time (not to exceed sixty (60) additional days).

     (c) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease and the same is not cured within thirty (30) days after written notice thereof from Landlord.

     (d) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within sixty (60) days thereafter; or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation.

     In addition to the Defaults described above, the parties agree that if Tenant receives written notice of the occurrence of any default above (but not necessarily the same) three (3) or more times during any twelve (12) month period, regardless of whether such defaults are ultimately cured, then such conduct shall, at Landlord's option, represent a separate Default.

     Section 13.02 REMEDIES. Upon the occurrence of any Default , Landlord shall have the following rights and remedies, in addition to those stated elsewhere in this Lease and those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

     (a) Landlord may re-enter the Leased Premises and cure any Default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

     (b) Without terminating this Lease, Landlord may terminate Tenant's right to possession of the Leased Premises, and thereafter, neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord, and Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy that Landlord may have. Upon termination of possession, Landlord may (i) re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord an amount equal to the present value (discounted at the Prime
Rate) of the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term (the "Accelerated Rent Difference"), or (ii) without re-letting, declare to be immediately due and payable the difference between the present value (discounted at the Prime Rate less 3%) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable as liquidated damages (the "Accelerated Rent") and the fair market rental value of the Leased Premises for the same period of time (the "Fair Market Rental"), as determined by an appraiser selected by Landlord, based upon recently completed comparable lease transactions in the Building and the leasing submarket (the Horsham, Montgomery County submarket) in which Leased Premises is located, similarly discounted to present value (such difference being referred to as the "Accelerated Fair Market Difference"). Upon termination of possession, Tenant shall be obligated to pay to Landlord (A) the Accelerated Rent Difference or the Accelerated Fair Market Difference, whichever is applicable, (B) all loss or damage that Landlord may sustain by reason of Tenant's Default ("Default Damages"), which shall include, without limitation, expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers' commissions and attorneys' fees, and (C) all unpaid Minimum Annual Rent and Additional Rent that accrued prior to the date of termination of possession, plus any interest and late fees due hereunder (the "Prior Obligations").

     (c) Landlord may terminate this Lease and declare the Accelerated Rent Difference or the Accelerated Fair Market Difference, whichever is applicable, to be immediately due and payable, whereupon Tenant shall be obligated to pay to Landlord (i) the Accelerated Rent Difference or the Accelerated Fair Market Difference, whichever is applicable, (ii) all of Landlord's Default Damages, and
(iii) all Prior Obligations. It is expressly agreed and understood that all of Tenant's liabilities and obligations set forth in this subsection (c) shall survive termination.

     (d) Landlord and Tenant acknowledge and agree that the payment of the Accelerated Rent Difference or the Accelerated Fair Market Difference as set above shall not be deemed a penalty or forfeiture, but merely shall constitute payment of liquidated damages, it being understood that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. Neither the filing of a dispossessory proceeding nor an eviction of personalty in the Leased Premises shall be deemed to terminate the Lease.

     (e) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

     (f) In addition to, and not in lieu of any of the foregoing rights granted to Landlord:

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TENANT HEREBY EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT
OF RECORD TO APPEAR FOR TENANT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR ANY RENT, OR ANY CHARGES HEREBY RESERVED OR DESIGNATED AS RENT OR ANY OTHER SUM PAYABLE BY TENANT TO LANDLORD UNDER OR BY REASON OF THIS LEASE (INCLUDING, WITHOUT LIMITATION, ANY SUM PAYABLE UNDER SECTION 13.2), AND TO SIGN FOR TENANT AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION OR ACTIONS FOR THE RECOVERY OF SAID RENT, CHARGES AND OTHER SUMS, AND IN SAID SUIT OR IN SAID
ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST TENANT FOR ALL OR ANY PART OF THE RENT SPECIFIED IN THIS LEASE AND THEN UNPAID INCLUDING, AT LANDLORD'S OPTION,
THE RENT FOR THE ENTIRE UNEXPIRED BALANCE OF THE TERM OF THIS LEASE, AND ALL OR ANY PART OF ANY OTHER OF SAID CHARGES OR SUMS, AND FOR INTEREST AND COSTS TOGETHER WITH REASONABLE ATTORNEY'S FEES OF 5% OF SUCH SUMS. SUCH AUTHORITY
SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENT OR SUCH OTHER SUMS, CHARGES, PAYMENTS, COSTS AND EXPENSES SHALL FALL DUE OR BE IN ARREARS, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE TERM OR DURING ANY EXTENSION OR RENEWAL OF THIS LEASE.

WHEN THIS LEASE OR TENANT'S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE LEASED PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID LEASED PREMISES.

In any action to confess judgment in ejectment or for rent in arrears, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

     Section 13.03 LANDLORD'S DEFAULT AND TENANT'S REMEDIES. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder.

     Section 13.04 LIMITATION OF LANDLORD'S LIABILITY. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building, nor of any owner, partner, member or manager in or of Landlord, for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

     Section 13.05 NONWAIVER OF DEFAULTS. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

     Section 13.06 ATTORNEYS' FEES. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys' fees incurred in connection therewith. In addition, if a monetary Default shall occur and Landlord engages outside counsel to exercise its remedies hereunder, and then Tenant cures such monetary Default, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses.

 ARTICLE 14  TENANT'S RESPONSIBILITY REGARDING ENVIRONMENTAL LAWS AND HAZARDOUS
                                   SUBSTANCES

     Section 14.01  ENVIRONMENTAL DEFINITIONS.

     (a) "Environmental Laws" shall mean all present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, and the rules and regulations of the Federal Environmental Protection Agency and any other federal, state or municipal agency or governmental board or entity now or hereafter having jurisdiction over the Leased Premises.

     (b) "Hazardous Substances" shall mean those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" under Environmental Laws and petroleum products.

     Section 14.02 RESTRICTIONS ON TENANT. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

     Section 14.03 NOTICES, AFFIDAVITS, ETC. Tenant shall immediately (a) notify Landlord of (i) any actual or alleged violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of any Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises, and
(b) deliver to Landlord any notice received by Tenant relating to (a)(i) and
(a)(ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord's request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

     Section 14.04 TENANT'S INDEMNIFICATION. Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including without limitation reasonable attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 14. The covenants and obligations under this Article 14 shall survive the expiration or earlier termination of this Lease.

     Section 14.05 LANDLORD'S REPRESENTATIONS AND INDEMNIFICATION. Landlord represents to Tenant that, as of the date of this Lease, Landlord has no actual knowledge of the presence of any Hazardous Substances at the Property requiring remediation under applicable law. Landlord shall indemnify and defend Tenant against and hold Tenant harmless from all claims, liabilities, costs, expenses, losses and damages (including reasonable attorneys fees' and disbursements) that Tenant may incur in connection with claims arising from (i) any Hazardous Substances introduced at, on, about or under the Leased Premises, the Building or the Property by any act of Landlord or its agents, officers, employees, contractors, invitees or licensees, or (ii) any Hazardous Substances which existed or were present or introduced at, on, about or under the Leased Premises, the Building or the Property prior to the Commencement Date of this Lease, or (iii) any breach of the foregoing representation by Landlord. The covenants and obligations under this Section 14.05 shall survive the expiration or earlier termination of this Lease.

                            ARTICLE 15  MISCELLANEOUS

     Section 15.01 BENEFIT OF LANDLORD AND TENANT. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

     Section 15.02 GOVERNING LAW. This Lease shall be governed in accordance with the laws of the State where the Building is located.

     Section 15.03 FORCE MAJEURE. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any non-monetary obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

     Section 15.04 EXAMINATION OF LEASE. Submission of this instrument by Landlord to Tenant for examination or signature does not constitute an offer by Landlord to lease the Leased Premises. This Lease shall become effective, if at all, only upon the execution by and delivery to both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Leased Premises on the terms contained herein.

     Section 15.05 INDEMNIFICATION FOR LEASING COMMISSIONS. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers and that no other party is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Landlord shall pay any commissions due Brokers based on this Lease pursuant to separate agreements between Landlord and Brokers.

     Section 15.06 NOTICES. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in
Section 1.01(k). If sent by overnight courier, the notice shall be deemed to have been given one (1) day after sending. If mailed postage prepaid, the notice shall be deemed to have been given on the date that is three (3) business days following mailing. Either party may change its address by giving written notice thereof to the other party.

     Section 15.07 PARTIAL INVALIDITY; COMPLETE AGREEMENT. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

     Section 15.08 FINANCIAL INFORMATION. From time to time during the Lease Term when Tenant is not a company that files periodic financial reports with the Securities and Exchange Commission, but not more than twice per calendar year, except in connection with prospective purchasers or lenders, Tenant shall deliver to Landlord information and documentation describing and concerning Tenant's financial condition certified by an officer of Tenant within twenty
(20) days following Landlord's written request therefor. Upon Landlord's request, Tenant shall provide to Landlord the most currently available audited financial statement of Tenant; and if no such audited financial statement is available, then Tenant shall instead deliver to Landlord its most currently available balance sheet and income statement, certified by an officer of Tenant.

     Section 15.09 WAIVER OF JURY TRIAL. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE LEASED PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE LEASED PREMISES.

     Section 15.10  REPRESENTATIONS AND WARRANTIES.

     (a) Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

     (b) Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

     Section 15.11 SIGNAGE. Tenant shall not erect any signage without Landlord's prior written consent as to size, location and style. All signage in or about the Leased Premises shall be in compliance with the any codes and recorded restrictions applicable to the sign or the Building. Tenant agrees to maintain any sign in good state of repair, and upon expiration of the Lease Term, Tenant agrees to promptly remove such signs and repair any damage to the Leased Premises. Tenant shall have the right to install its signage on the monument sign for the Building, upon Landlord's prior approval of the signage, which consent shall not be unreasonably withheld or delayed.

     Section 15.12 PARKING. Tenant shall be entitled to the non-exclusive use of the parking spaces on the Property. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces between Tenant and other tenants equitably based upon each tenant's particular use of the Building. There will be no assigned parking unless Landlord, in its sole discretion, deems such assigned parking advisable. No vehicle may be repaired or serviced in the parking area and any vehicle brought into the parking area by Tenant, or any of Tenant's employees, contractors or invitees, and deemed abandoned by Landlord will be towed and all costs thereof shall be borne by the Tenant. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. In addition, Tenant agrees that its employees will not park in the spaces designated visitor parking.

     Section 15.13 TIME. Time is of the essence of each term and provision of this Lease.

     Section 15.14 CONTINGENCY. This Lease and Tenant's right to early occupancy under this Lease are contingent upon the Landlord executing a lease termination agreement with JDS Uniphase Corporation, in form acceptable to Landlord, by September 29, 2006 (the "Contingency Date"). Landlord shall notify Tenant in writing on or before the Contingency Date as to whether the foregoing contingency has been satisfied or waived. In the event that Landlord provides notice that the contingency has not been satisfied or waived prior to the close of business on the Contingency Date, then Landlord shall have the right, but not the obligation, by written notice to the other party given prior to the close of business on the Contingency Date to terminate this Lease.

     Section 15.15 RIGHT OF FIRST OFFER. Subject to any rights of first offer granted to tenants under existing leases at the Property, Landlord hereby grants Tenant a one time right of first offer with respect to space that is contiguous to the Leased Premises (the "First Offer Space"). Provided that Tenant is not then in Default hereunder, at such time that Landlord elects to actively market the First Offer Space, Landlord shall give Tenant written notice of the terms pursuant to which Landlord is willing to lease the First Offer Space to Tenant. Unless (a) within ten (10) days following receipt of Landlord's notice Tenant gives Landlord written notice accepting Landlord's proposed terms, AND (b) within thirty (30) days following Tenant's notice or the parties' agreement to terms as described in (a), Tenant executes and delivers to Landlord the amendment to this Lease prepared by Landlord with respect to the First Offer Space with terms substantially similar to this Lease (other than as to price), from and after such applicable date (the "Trigger Date") Landlord shall be free to lease the First Offer Space to any other person and on any terms, without any further obligation to Tenant; provided that if Landlord fails to enter into a lease for the First Offer Space within 90 days of the Trigger Date, then the First Offer Space shall again be subject to the right of first offer of Tenant as provided by this Section 15.15.

     Tenant acknowledges and agrees that the right of first offer and any other rights granted under this Section 15.15 are granted exclusively to Tenant and not to any assignee or sublessee of Tenant; provided, however that the rights set forth herein shall, provided the same have not otherwise been previously terminated, be available to any assignee of the entirety of Tenant's interest hereunder, provided such assignee is a permitted assignee under and pursuant to
Section 11.02 of this Lease.

                    (SIGNATURES CONTAINED ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                     LANDLORD:

                                     200 PRECISION DRIVE INVESTORS, LLC,
                                     a Delaware limited liability company

                                     By:    RFP High Street Investors, LLC,
                                            its sole member

                                     By:    High Street Real Estate Fund I, LLC
                                            its managing member

                                     By:    High Street Equity Advisors LLC,
                                            Its managing member


                                     By:    /s/ [Illegible]
                                            ------------------------------------
                                            Name: [Illegible]
                                            Title: Authorized Member


                                     TENANT:

                                     OPTIUM CORPORATION
                                     A Delaware corporation

                                     By: /s/ Eitan Gertel
                                         ----------------------------------

                                     Name: Eitan Gertel
                                           --------------------------------

                                     Title: CEO
                                            -------------------------------


                                     Attest:


                                     By: /s/ Chris Brown
                                         ----------------------------------

                                     Name: Chris Brown
                                           --------------------------------

                                     Title: General Counsel
                                            -------------------------------


                                     [CORPORATE SEAL]

                                    EXHIBIT A

                          SITE PLAN OF LEASED PREMISES

                                    [GRAPHIC]

                                    EXHIBIT B

                               TENANT IMPROVEMENTS

1. TENANT ALLOWANCE. As a material inducement to Tenant to enter into this Lease, Landlord hereby agrees to provide to Tenant an allowance in the amount $159,392.50 (the "Tenant Allowance") to be used for the constructing of the Tenant Improvements, fixturing of the Leased Premises and moving expenses. Landlord shall pay the Tenant Allowance to Tenant, whether or not the expenses have yet been incurred, within ten (10) business days following the Commencement Date, provided that (a) Tenant is not in default under this Lease, and (b) Tenant has commenced business operations in the Leased Premises.

2. EARLY OCCUPANCY. Tenant is permitted entry to the Leased Premises on October 1, 2006 for the purpose of constructing the Tenant Improvements and installing fixtures. During any entry prior to the Commencement Date (a) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay rent, and (b) Tenant shall not begin operation of its business. Tenant shall indemnify Landlord against any injury, loss or damage which may occur to any person or to any of the work in the Leased Premises or in the Building, and to any personal property therein, all of which shall be at the Tenant's sole risk and, prior to early entry by Tenant, Tenant shall provide Landlord with proof of insurance coverage required of Tenant by this Lease. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such entry by Tenant.

3. CONSTRUCTION OF TENANT IMPROVEMENTS. Tenant shall construct the Tenant Improvements in substantial conformity with the plans and outline specifications to be prepared by Tenant and approved in advance by Landlord, which approval shall not be unreasonably withheld or delayed. In constructing the Tenant Improvements, Tenant shall comply with the following provisions:

          (a) The Tenant Improvements shall be performed by responsible contractors and subcontractors who shall not prejudice Landlord's relationship with Landlord's contractors or subcontractors or the relationship between such contractors and their subcontractors or employees, or disturb harmonious labor relations, and who shall furnish in advance and maintain in effect workmen's compensation insurance in accordance with statutory requirements and comprehensive public liability insurance (naming Landlord and Landlord's contractors and subcontractors as additional insureds) with limits satisfactory to Landlord;

          (b) If the aggregate cost of the Tenant Improvements is equal to or in excess of one hundred fifty thousand dollars ($150,000) then prior to commencing the Tenant Improvements, Tenant must provide executed, effective waivers of mechanics liens from all contractors and all sub-contractors. In the event Tenant fails to provide executed and effective waivers, or if such waivers are not applicable under state law, Tenant must bond all such Tenant's Work prior to commencement;

          (c) No such work shall be performed in such manner or at such times as to cause any delay in connection with any work being done by any of the Landlord's contractors or subcontractors in the Leased Premises or in the Building generally;

          (d) All construction contracts for Tenant Improvements must include a provision holding the Landlord harmless from and against any and all claims arising from, under or in connection with such construction; and

          (e) Tenant and its contractors and subcontractors shall be solely responsible for the transportation, safekeeping and storage of materials and equipment used in the performance of such work, for the removal of waste and debris resulting therefrom, and for any damage caused by them to any installations or work performed by Landlord's contractors and subcontractors.

     The Tenant Improvements shall be deemed to be alterations under Section
     7.03 of the Lease.

                                    EXHIBIT C

                     DEMISING WALL AND RELATED IMPROVEMENTS

 1. Construction of a demising wall between the Leased Premises and the premises currently leased to JDS Uniphase Corporation.

 2.  Painting of only the office area of the Leased Premises.

                                    EXHIBIT D

                         TENANT OPERATIONS INQUIRY FORM

1.   Name of Company/Contact_______________________________________________

2.
     Address/Phone______________________________________________________________
__________________________________________________________________

3.   Provide a brief description of your business and operations:



4. Will you be required to make filings and notices or obtain permits as required by Federal and/or State regulations for the operations at the proposed facility? Specifically:

     a. SARA Title III Section 312 (Tier II) reports               YES      NO
           (GREATER THAN 10,000 lbs. of hazardous materials
             STORED at any one time)

     b. SARA Title III Section 313 (Tier III) Form R reports       YES      NO
           (GREATER THAN 10,000 lbs. of hazardous materials
             USED per year)

     c. NPDES or SPDES Stormwater Discharge permit                 YES      NO
           (answer "No" if "No-Exposure Certification" filed)

     d. EPA Hazardous Waste Generator ID Number                    YES      NO

5. Provide a list of chemicals and wastes that will be used and/or generated at the proposed location. Routine office and cleaning supplies are not included. Make additional copies if required.

                                                             Storage Container(s)
                           Approximate Annual Quantity       (i.e. Drums, Cartons, Totes,
Chemical/Waste             Used or Generated                 Bags, ASTs, USTs, etc)
-------------------------  --------------------------------  ------------------------------



                                                             Storage Container(s)
                           Approximate Annual Quantity       (i.e. Drums, Cartons, Totes,
Chemical/Waste             Used or Generated                 Bags, ASTs, USTs, etc)
-------------------------  --------------------------------  ------------------------------




                                    EXHIBIT E

                              RULES AND REGULATIONS

     1. The sidewalks, entrances, driveways and roadways serving and adjacent to the Leased Premises shall not be obstructed or used for any purpose other than ingress and egress. Landlord shall control the Common Areas.

     2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises other than Landlord standard window coverings without Landlord's prior written approval. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and tube color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

     3. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Leased Premises, the Building or in the Common Areas including the parking area without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to tenant.

     4. The sinks and toilets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

     5. No boring, cutting or stringing of wires or laying of any floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct. Landlord shall direct electricians as to where and how telephone or data cabling are to be introduced. The location of telephones, call boxes and other office equipment affixed to the Leased Premises shall be subject to the approval of Landlord.

     6. No vehicles, birds or animals of any kind (except seeing eye dogs) shall be brought into or kept in the Leased Premises, and no cooking shall be done or permitted by any tenant on the Leased Premises, except microwave cooking, and the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from the Leased Premises.

     7. No tenant shall make, or permit to be made any unseemly, excessive or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or down the passageways.

     8. No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Leased Premises any flammable, combustible or explosive fluid, chemical or substance or firearm.

     9. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made to existing locks or the mechanism thereof. Each tenant must upon the termination of his tenancy, restore to the Landlord all keys of doors, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

     10. No tenant shall overload the floors of the Leased Premises. All damage to the floor, structure or foundation of the Building due to improper positioning or storage items or materials shall be repaired by Landlord at the sole cost and expense of tenant, who shall reimburse Landlord immediately therefor upon demand.

     11. Each tenant shall be responsible for all persons entering the Building at tenant's invitation, express or implied. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants and the protection of the Building and the property in the Building.

     12. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall report and otherwise cooperate to prevent the same.

     13. All equipment of any electrical or mechanical nature shall be placed by tenant in the Leased Premises in settings that will, to the maximum extent possible, absorb or prevent any vibration, noise and annoyance.

     14. There shall not be used in any space, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

     15. The scheduling of tenant move-ins shall be before or after normal business hours and on weekends, subject to the reasonable discretion of Landlord.

     16. The Building is a smoke-free Building. Smoking is strictly prohibited within the Building. Smoking shall only be allowed in areas designated as a smoking area by Landlord. Tenant and its employees, representatives, contractors or invitees shall not smoke within the Building or throw cigar or cigarette butts or other substances or litter of any kind in or about the Building, except in receptacles for that purpose.

     17. Tenants will insure that all doors are securely locked, and water faucets, electric lights and electric machinery are turned off before leaving the Building.

     18. Tenant, its employees, customers, invitees and guests shall, when using the parking facilities in and around the Building, observe and obey all signs regarding fire lanes and no-parking and driving speed zones and designated handicapped and visitor spaces, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no-parking zone or in a designated handicapped area, and any vehicle which is left in any parking lot in violation of the foregoing regulation. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles.

     19. Tenant shall be responsible for and cause the proper disposal of medical waste, including hypodermic needles, created by its employees.

     20. No outside storage is permitted including without limitation the storage of trucks and other vehicles.

     21. No tenant shall be allowed to conduct an auction from the Leased Premises without the prior written consent of Landlord.

It is Landlord's desire to maintain in the Building and Common Areas the highest standard of dignity and good taste consistent with comfort and convenience for tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. The Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Building and Common Areas, and for the preservation of good order therein; provided such rules and regulations do not unreasonably interfere with Tenant's use and enjoyment of the Leased Premises for the Permitted Use. If there is a conflict between the rules and regulations and any other provisions of the Lease, the provisions of the Lease shall prevail.